Exhibit 8.1

LIST OF SUBSIDIARIES

COMMERCIAL VEHICLE SALES AND FINANCING BUSINESS

1.         Hebei Shijie Kaiyuan Logistics Co., Ltd. 河北世捷开元物流有限公司 (“Kaiyuan Logistics”)

2.         Hebei Chuanglian Finance Leasing Co., Ltd. 河北创联融资租赁有限公司 (“Chuanglian”)

3.         Ganglian Finance Leasing Co., Ltd. 港联融资租赁有限公司 (“Ganglian Finance Leasing”)

INTERNET-BASED BUSINESS

1. Hebei Remittance Guarantee Co., Ltd. 河北汇通非融资性担保有限公司 (“Hebei Remittance”)

2.       Chuang Jin World Investment Co., Ltd. 创金天地投资有限公司 (“Chuang Jin World”)

3.        Beijing One Auto Technology Co., Ltd. 北京壹号车科技有限公司(“Beijing One Auto Technology”)

4.         Dian Fu Bao Investment Co., Ltd. 垫富宝投资有限公司 (“Dian Fu Bao Investment”)

5.       Easy Technology Co., Ltd. 轻易科技有限公司 (“Easy Technology Limited”)

6.       Shenzhen Kaiyuan Financial Services Co., Ltd. 深圳世捷开元金融服务有限公司 (“Shenzhen Kaiyuan Financial Services”)

7.       Shenzhen Kaiyuan Inclusive Financial Services Co., Ltd. 深圳开元普惠金融服务有限公司 (“Shenzhen Kaiyuan Inclusive Financial Services”)

8.         Shijie Kaiyuan Auto Trade Co., Ltd. 河北世捷开元汽车贸易有限公司 (“Kaiyuan Auto Trade”)

9.        Hebei Xuhua Trading Co., Ltd. 河北旭华贸易有限公司 (“Hebei Xuhua Trading”)

PROPERTY LEASE AND MANAGEMENT BUSINESS

1.         Hebei Ruiliang Trading Co., Ltd. 河北瑞良商贸有限公司 (“Hebei Ruiliang Trading”)

2.         Hebei Ruiliang Property Services Co., Ltd. 轻易科技有限公司 (“Hebei Ruiliang Property Services”)

3. Hebei Anyong Trading Co., Ltd河北安勇贸易有限公司 (“Hebei Anyong Trading”)

4. Hebei Ruijie Hotel Management Co., Ltd河北瑞捷酒店管理有限公司 (“Hebei Ruijie Hotel Management”)

INVESTMENT HOLDING COMPANIES

1.         Fancy Think Limited (“Fancy Think”)

2.         AutoChina Group Inc. (“ACG”)

3.         Heat Planet Holdings Limited (“Heat Planet”)

4.         Eastern Eagle International Ltd.(“Eastern Eagle”)

5. Hebei Xuwei Trading Co., Ltd. 河北旭威贸易有限公司 (“Hebei Xuwei Trading”)